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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 30, 2005

                               ENDWAVE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                 000-31635                              95-4333817
           (Commission File No.)            (IRS Employer Identification No.)

            776 PALOMAR AVENUE
           SUNNYVALE, CALIFORNIA                         94085
 (Address of principal executive offices)              (Zip Code)

        Registrant's telephone number, including area code (408) 522-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"). SFAS 123(R) will require that compensation cost related to share-based payment transactions, including the issuance of stock options, be recognized in the financial statements. Endwave Corporation ("Endwave") is required to adopt the revised standard in the first quarter of 2006. Currently, Endwave accounts for its share-based payment transactions under the provisions of APB 25, which does not require the recognition of compensation cost in the consolidated statement of operations in the financial statements.

In response to the accounting standard referenced above, on December 30, 2005, Endwave's Board of Directors unanimously approved accelerating the vesting of certain eligible options. Eligible options are defined as unvested stock options held by current employees, including executive officers, with an exercise price of $21.00 per share or higher. No options held by non-employee directors were subject to such acceleration. The closing market price of Endwave's common stock on December 29, 2005, the last full trading before the date of the acceleration, was $11.64 per share. The following table summarizes the options subject to acceleration:

                                                    AGGREGATE NUMBER OF SHARES   WEIGHTED AVERAGE
                                                     OF COMMON STOCK ISSUABLE     EXERCISE PRICE
                                                      UNDER ELIGIBLE OPTIONS         PER SHARE
                                                    --------------------------   ----------------
Total Named Executive Officers (1)                                     137,348   $          29.53
Total All Other Employees                                              201,647   $          26.42
Total (2)                                                              338,995   $          27.68

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(1)  Consists of current executive officers named in the Summary Compensation
     Table in Endwave's 2005 Proxy Statement filed with the Securities and Exchange Commission on September 12, 2005.

(2) The eligible options represent approximately 26% of total outstanding options.

The decision to accelerate vesting of these options was made to avoid recognizing compensation cost in the statement of operations in future financial statements upon the effectiveness of SFAS 123(R). It is estimated that the maximum future compensation expense that would have been recorded in the statement of operations, but that will not be recorded as a result of such acceleration, based on Endwave's implementation date for SFAS 123(R) of January 1, 2006, is approximately $4.4 million. Endwave will report the impact of the acceleration in its 2005 financial statements in a pro forma footnote disclosure, as permitted under the transition guidance provided by the Financial Accounting Standards Board.

ITEM 9.01.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d)      Exhibits:

Exhibit No.   Exhibit Title
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99.1          Press Release issued January 5, 2006.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ENDWAVE CORPORATION


     Dated: January 5, 2006               By:    /s/ JULIANNE M. BIAGINI
                                                 -----------------------------
                                                 Julianne M. Biagini
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

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INDEX TO EXHIBITS

EXHIBIT NO.   DESCRIPTION
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99.1          Press Release issued January 5, 2006.